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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

          We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of BRE Properties, Inc. for the registration of 3,713,331 Shares of Common Stock, and to the incorporation by reference therein of our reports dated January 14, 1997 (except Note 13, as to which the date is February 12, 1997), with respect to the financial statements and schedule of BRE Properties, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, as amended; our report dated April 22, 1997 with respect to the statement of gross income and direct operating expenses of Red Hawk Ranch Apartments for the year ended December 31, 1996, included in BRE Properties, Inc.'s Current Report on Form 8-K filed on April 25, 1997; our report dated February 10, 1997 with respect to the statement of gross income and direct operating expenses of Promontory Point Apartments for the year ended December 31, 1996, included in BRE Properties, Inc.'s Current Report on Form 8-K/A filed on April 23, 1997, as amended; our report dated December 4, 1996 with respect to the statement of gross income and direct operating expenses of Foster's Landing Apartments for the year ended December 31, 1995, included in BRE Properties, Inc.'s Current Report on Form 8-K/A filed on April 23, 1997, as amended; and our report dated October 20, 1997 with respect to the statement of gross income and direct operating expenses of Lakeshore Landing Apartments for the year ended December 31, 1996, included in BRE Properties, Inc.'s Current Report on Form 8-K/A filed on October 30, 1997, as amended; our report dated November 24, 1997 with respect to the statement of gross income and direct operating expenses of certain TCR-West multifamily properties for the year ended December 31, 1996, included in BRE Properties, Inc.'s Current Report on Form 8-K filed on November 24, 1997, all filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

January 5, 1998

San Francisco, California